Farmer,  Fuqua  &  Huff, P.C., (FFH), Armstrong's (the Fund) auditor for the two
fiscal   years  ending  June  30,  2008,  was  unable  to  commit  to  accepting reappointment as auditors for the Fund's June 30, 2009 fiscal year.

According to FFH, their staffing level restricted the number of SEC audits they could perform and they had been unable to hire qualified accountants at what they considered an economically feasible cost. Further, if they were unable to expand their professional staff, it would be necessary to reduce the number of clients that were required to have SEC audits and such reduction would include Armstrong. The issue remained unresolved for an extended period of time and Armstrong found it necessary to replace FFH as Armstrong's auditor with the accounting firm of Travis Wolff, LLP.

The decision to dismiss FFH and retain Travis Wolff was made and approved by Armstrong's Audit Committee and Board of Directors on March 19, 2009.

None of the accountant's reports prepared by FFH for Armstrong contained adverse opinions, disclaimers of opinion, modifications or qualifications.

There were no disagreements between Armstrong and FFH on any matter of accounting principles or practices, financial statement disclosures or auditing scope or practices during the two fiscal years audited or any subsequent interim period.


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                       [LOGO] FARMER, FUQUA & HUFF, P.C.
                       ---------------------------------
                          Accountants and Consultants

555 Republic Drive, Suite 490                                       214.473.8000
Plano, Texas 75074                                             Fax: 214.473.8007


August 30, 2010


U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:   Armstrong Associates, Inc.
Investment Company Act file number: 811-1548

Gentlemen:

We have read the statements to be included in the Form NSAR-B with respect to Form Nl-A, Item 27(b)(4) to be filed with the Securities and Exchange Commission regarding the Company's change in independent auditors. We agree with all statements pertaining to our firm.

Very truly yours,

/s/ Farmer, Fuqua & Huff, P.C.

Farmer, Fuqua & Huff, P.C.
Plano, Texas


               Public Company Accounting Oversight Board (PCAOB)
                  AICPA Center for Public Company Audit Firms
     Private Companies Practice Section of the AICPA Division for CPA Firms